辞职信

致董事会

本人曾艳瑜, 现因个人健康原因辞去RT Technology, Inc首席财务官一职。本决定即日生效。

(签名)

2012年8月10日

August 10, 2012

To: Board of Directors of RT Technology, Inc.

Resignation of Chief Financial Officer

To whom it may concern,

Due to personal health problem, I hereby submit my resignation as Chief Financial Officer of RT Technology, Inc. Effective on the signature date.

Sincerely,

Betty Tsang